Exhibit 99.1

GlobalSCAPE, Inc. Executives Recognized for Channel Innovation
 Matt Goulet, Adam Snider and Christen Gentile Named 2016 CRN® Channel Chiefs

SAN ANTONIO – February 22, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced that three of the company’s executives have been named by CRN®, a brand of The Channel Company, to its prestigious list of 2016 Channel Chiefs. The list of Globalscape’s channel sales and marketing leaders selected includes Chief Operating Officer and Senior Vice President of Sales Matt Goulet, Vice President of Sales and Sales Operations Adam Snider and Senior Director of Marketing Christen Gentile. Executives on this annual list represent top leaders in the IT channel who are consistently promoting, defining and executing outstanding channel partner programs and driving growth and revenue in their organizations.

Globalscape’s partner program is a critical piece of the company’s go to market strategy. The organization has a North American and global partner presence, offering qualifying partners joint business planning opportunities and best-in-class sales support. Partners are not only supported through Globalscape’s channel account team, marketing resources and free product demos, but qualifying members of the partner program also are provided with resources to expand their businesses such as joint planning sessions, free certification courses and vertical market-based training.

Of the Globalscape leaders recognized as Channel Chiefs, Matt Goulet has been an essential player in Globalscape’s channel strategy. With nearly 20 years of channel experience, Goulet has worked to align and prioritize technology alliances to further Globalscape’s worldwide go-to-market strategy. Adam Snider, who has been with the company for eight years, is responsible for managing the organization’s enterprise sales, mid-market sales, international sales, business development, renewal and sales operations teams. Finally, Christen Gentile is responsible for the strategic direction and execution of all global marketing programs for the company, including overseeing strategic marketing for the channel program.

The 2016 CRN Channel Chiefs list is featured in the February 2016 issue of CRN and online at www.crn.com/channelchiefs.

Supporting Quotes:
Matt Goulet, Chief Operating Officer at Globalscape
“We see our channel program as a critical driver of the growth and the success of the organization. To best support this, we’ve assembled an influential and experienced team at Globalscape, with the essential knowledge necessary to create and maintain a successful channel ecosystem. This recognition from CRN – and the inclusion of Globalscape leadership on the past two Channel Chief lists – is another validation that we’ve developed a valuable program with the right combination of partners and Globalscape talent. We expect the channel to continue to be an instrumental driver of growth in 2016 and beyond.”

Robert Faletra, CEO, The Channel Company
"We are honored to present the 2016 lineup of CRN Channel Chiefs, comprised of outstanding executives who move our entire industry forward by cultivating exemplary partner programs and executing cutting-edge business strategy. They represent an extraordinary group of individuals who lead by example and serve as both invaluable advocates and innovators of the IT channel. We applaud their incredible strides and look forward to following their accomplishments in the coming year.”

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

About The Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequalled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

CRN is a registered trademark of The Channel Company, LLC.  The Channel Company logo is a trademark of The Channel Company, LLC (registration pending).  All rights reserved.

PRESS CONTACTS
Contact: Ciri Haugh, Globalscape
Phone Number: (210) 308-8267
Email: PR@globalscape.com

Contact: Melanie Turpin, The Channel Company
Phone Number:  (508) 416- 1195
Email: mturpin@thechannelco.com

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